EXHIBIT 99.2A

INDEPENDENT CONTRACTORS AGREEMENT

THIS AGREEMENT IS DATED THE 1st DAY OF August 2006

BETWEEN:

CARLOS ROSETTE
Blvd. Benito Juarez No. 1207-1
Rosarito, Baja Mexico
(Herein called the "Contractor")

AND:
WorldTradeShow.com, Inc.
9449 Balboa Ave, Suite 114
San Diego, CA 92123
(Herein the "Client")

Whereas the Client desires to engage the Contractor to provide services to the Client for the terms of this Agreement and the Contractor has agreed to provide such services, all in consideration and upon the terms and conditions contained herein.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	SERVICES

The Client agrees to engage the Contractor to provide the services described in Schedule "A" attached hereto and the contractor has agreed to perform and provide such services (collectively the "Services")

2.	TERMS

Except as otherwise provided in this Agreement, the Client agrees to engage the Contractor to provide the Services for a term commencing August 1, 2006 and ending upon the completion of the Services by July 31, 2007.

3.	FEE

The Client agrees to pay the Contractor a fee for the Services provided by the Contractor under the Agreement in the amount of $3,500.00 USD payable on the 30th of each month, a total amount per month of $3,500.00 USD. The total amount fee due to Contractor may be paid when upon the Client has sufficient funds to make the payment. Should cash flow not allow for payment of services, the amount due shall be accrued until cash flow permits. After 60 days of non-payment contractor has the option to accept the Client's common stock as payment. The shares of common stock issued shall be equate to one (1) shares for every one dollar ($1.00) of services fee payment due Contractor.

4.	EXPENSES

The Client shall pay for or reimburse the Contractor for all reasonable, ordinary and necessary expenses incurred by the Contractor in the ordinary course of performing the Services upon presentation of proper accounts, statements, invoices or receipts for such items.

5.	INDEPENDENT CONTRACTOR

The Contractor's relationship with the Client as created by this Agreement is that of an independent contractor. It is intended that the contractor shall have general control and direction over the manner in which its services are to be provided to the Client under this Agreement. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/Contractor, agency, joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.

6.	TIMES AND EFFORT

The Contractor shall be free to devote such portion of the Contractor's time, energy, effort and skill as the Contractor see fit, and to perform the Contractor's duties when and where the Contractor see fit, so long as the Contractor performs the Services set out in this Agreement in a timely and professional fashion.

7.	AUTHORITY

The Contractor acknowledges that it is being retained as a consultant to the Client and that as such it does not have the authority and cannot commit or bind the Client to any matter, contract or negotiation without prior written authorization of the Client.

8.	COMPLIANCE

     a.   The Contractor shall comply with all applicable federal, state and municipal laws, rules and regulations arising out of or connected with the performance of the Services under this Agreement by the Contractor.

     b.   The Contractor shall be responsible for all applicable Federal, State and Local taxes relating to or arising out of the fees paid to the Contractor under this Agreement and the Services performed by the Contractor. Payments relating to any of the above shall be the responsibility of the Contractor and shall be forwarded by the Contractor as appropriate, directly to the government agencies involved. Proof of compliance with this requirement shall be available to the Client upon request.

9.	KEY PERSON AND SUB-CONTRACTORS

The parties acknowledge that retaining sub contractors is integral to the successful performance of the Services by the Contractor under this Agreement. It is acknowledged by the Contractor the sub contractors will perform substantial portion of the Services, unless the Client otherwise consents in writing. The fees and expenses for the sub contractors shall be the responsibility of the Client.

10.	SUPPORT

The Client agrees to provide such assistance and make available such Contractors, office space and support to the Contractor as is reasonable necessary to enable the to Contractor perform the Services under this Agreement.

11.	CONFIDENTIAL INFORMATION

     a.   The Contractor acknowledges that certain of the material and information made available to the Contractor by the Client in the performance of the Services ("Confidential Information") will be of a confidential nature. The contractor recognizes that the Confidential Information is the sole and exclusive property of the Client, and the Contractor shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Contractor shall not, directly or indirectly, use the Confidential information for its own benefit, or disclose to another any Confidential Information, whether or not acquired, learned, obtained or developed by the Contractor alone or in connection with, except as such disclosure or use may be required in connection with the performance of the Services or as may be consented to in writing by the Client.

     b.   The Confidential Information is and shall remain the sole and exclusive property of the Client regardless of whether such information was generated by the Contractor or by others, and the Contractor agrees that upon termination of this Agreement it shall deliver promptly to the Client all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client list, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the procession or under the control of the Contractor without retaining copies thereof.

     c.   Each of the foregoing obligations of the Contractor in this clause shall also apply to any confidential information of customers, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Client or any associate or affiliate of the Client has business relations.

d. Not with standing the foregoing provisions of this clause, the Contractor shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

i. The Confidential Information is or becomes available to the public from a source other than the Contractor and through no fault of the Contractor or:

ii. The Confidential Information is lawfully obtained by the Contractor from a third party or a source outside this Agreement.

iii. The covenants and agreements contained in this clause shall survive the termination of this Agreement.

12.	OTHER SERVICES

The Contactor will be free to perform consulting and other services to the Contractor's other clients during the term of this Agreement, provided however, that the Contractor shall ensure that the Contractor is able to perform the Services pursuant to this Agreement in a timely and professional fashion. The Contractor agrees not to perform services for the Contractor's other clients, which may create a conflict of interest or interfere with the Contractor's duties pursuant to this Agreement.

13.	TERMINATION

     a.   In the event that the Contractor breaches this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Client may terminate this Agreement immediately and without notice for cause. Either party may terminated this Agreement at any time, without cause or reason, upon giving two weeks advance written notice to the other.

     b.   Compensation upon termination. Except as provided in section 13.a) with respect to termination, Contractor shall be entitled to the following payments, if any, upon the termination of his employment by the Client.

          i.   Misconduct: In the event Contractor is terminated by the Client for misconduct, Contractor shall not be entitled to any compensation other than Services and Incentive Compensation accrued through the date of termination.

          ii.  Resignation: In the event Contractor resigns from the Client voluntarily, Contractor shall be entitled to receive Contractor's then current Service Fees and Incentive Compensation accrued through the effective date of termination.

          iii. With Cause: In the event Contractor is terminated by the Client for Cause, the Contractor shall not be entitled to any compensation other than Services and incentive Compensation accrued through the date of termination.

          iv.  Without Cause: In the event Contractor is terminated by the Client without cause prior to the expiration of the Initial Term, the Client shall pay to Contractor, Contractor's then current monthly Service Fee pro rated as of the date of termination, and an employment agreement cancellation fee ("Employment Cancellation Fee") equal to the greater of (i) the sum of (a) the balance of Contractor's monthly Service Fee for the remainder of the Initial Term, and (b) the average of the annual Incentive Compensation received by Contractor prior to the date of termination for each year or portion thereof remaining in the Initial Term or, in the event Contractor's employment is terminated prior to the expiration of the first full calendar year during the Initial Term, the Incentive Compensation to which Contractor would otherwise be entitled to receive with respect to such calendar year, to be calculated within fifteen (15) days after completion of such calendar year and payable on or before thirty (30) days after completion of such calendar year, for each year or portion thereof remaining in the Initial Term. In the event Contractor is terminated by the Client without cause after the expiration of the Initial Term, the Client shall pay to Contractor the current monthly Service Fee pro rated as of the date of termination and the Termination Fee calculated in accordance with section 3.a) of this Agreement.

          v.   Stock Redemption: in the event Contractor resigns or is being terminated, without cause, the Client has a fifteen (15) day first right of refusal to redeem the Clients common stock issued to the Contractor. The redemption price shall equal $1.00 per share or the previous seven (7) days average trading price, as determined by the NASD'S OTCBB, which ever is greater.

14.	GOVERNING LAW

This agreement shall be governed by the laws of the State of California applicable therein.

15.	SEVERABILITY

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstances other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

16.	AMEMDMENTS

Any amendment to this Agreement must be in writing and signed by both parties hereto.

17.	TIME OF ESSENCE

Time shall be of essence in this Agreement.

18.	INDEMNIFICATION

This is the entire Agreement between the Client and the Contractor with respect to the consulting services to be provided by the contractor to the Client and supersedes any prior agreements with respects to such whether written oral.

19.	NOTICES

Notice hereunder shall be in writing and must be either personally delivered or sent by double registered mail to the address(es) set forth above. A party may change the address set forth above by the proper notice to the other.

20.	NO WAIVER

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waive to or of any other breach or default in the performance of the same of any other obligations hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other breach or default in the performance of the same or of any other obligations hereunder.

21.	ASSIGNMENT

The Agreement is personal in nature and may not be assigned by either party hereto.

22.	INUREMENT

This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective Contractors and permitted receivers, successors and assigns.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

WORLDTRADESHOW.COM, INC.

Per:	/s/ Sheldon Silverman Sheldon Silverman WORLDTRADESHOW.COM, INC.

Sheldon Silverman

Per:	/s/ Carlos Rosette Carlos Rosette, Director WORLDTRADESHOW.COM, INC.

SCHEDULE "A"

Description of Services

Carlos Rosette, Director

Job descriptions:

1.	Oversee Mexican website marketing
2.	Oversee Internet Web Site Design integration
3.	Provide Recommendations for, marketing and promotion in Mexico
4.	Meet broker dealer, fund managers, angel investors
5.	Act as a liaison between board members
6.	Act as a Liaison between USA and Mexican offices